                                                            EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated February 28, 1994, accompanying the consolidated financial statements and schedules of CWM Mortgage Holdings, Inc. (formerly Countrywide Mortgage Investments, Inc.) and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1993, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON

Los Angeles, California
October 31, 1994